ENERGIZER HOLDINGS, INC.
                              EXECUTIVE HEALTH PLAN


                               I .     DEFINITIONS
1.1 "Affiliated Company" means Energizer Holdings, Inc., those domestic corporations in which Energizer Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designed by the Committee.
1.2 "Committee" means the Committee appointed to administer the Plan, its designee, or any successor to such Committee.
1.3     "Company"  means  Energizer  Holdings,  Inc.
1.4 "Covered expenses" are expenses incurred for medical, dental, vision care services and supplies. This includes usual and customary charges in conjunction with diagnosis, cure, mitigation or treatment of a sickness, injury or preventative treatment associated with an illness. (A usual and customary allowance is the fee most frequently charged for a similar service or supply in a geographic area. The fees are updated on a regular basis to adjust for changes.)
1.5 "Covered Individual" is an Employee or a dependent of an Employee covered under this Plan.
1.6     A  "dependent"  of  an Employee is eligible for coverage under this Plan and  is:
(a) A person defined in an Energizer Holdings, Inc. Health Maintenance Organization ("HMO"), the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, and CBC CIGNA Plan as a dependent of a covered Employee. This includes the covered Employee's spouse and unmarried children under 19 years of age. "Children" means the covered Employee's biological children, children who have been legally adopted by the covered Employee or who have been placed with the covered Employee for adoption, foster children, or stepchildren living in the covered Employee's household, dependent upon the covered Employee for principal support, and
(1)     related  to  the  covered  Employee  by  blood  or  marriage,
(2)     under  the  covered  Employee's  legal  guardianship;  or
(3) for whom the covered Employee has have a legal obligation for total or partial support.
(b) A full-time, unmarried student who is a dependent of a covered Employee regardless of age, provided the student is enrolled in an accredited educational institution, and receives primary support from the covered Employee or from a covered surviving spouse.
(c) A former spouse of a covered Employee provided the divorce decree became final after April 1, 1977, and the former spouse was covered as a dependent under this Plan prior to the divorce.
(d) A surviving spouse and dependents of a covered Employee who died on or after July 21, 1988, and who at the time of death had a minimum of two years of service with the Company.
1.7 "Employee" means a person employed by the Company or an Affiliated Company and who is one of a select group of management or highly-compensated employees.
1.8     "Family  Unit"  is  the  covered  Employee  and  covered  dependents.
1.9     "Plan"  means  the  Energizer  Holdings,  Inc.  Executive  Health  Plan.
1.10 "Retired Employee" is a Corporate Officer of the Company who retired between January 1, 1979, and July 31, 1980, and who at the time of retirement was not eligible for coverage under the Plan as a retired Employee, or an Employee covered under this Plan who retired or terminated after age 55 with at least two years of continuous service, or who was terminated involuntarily after attaining a combination of age and years of service totaling at least 80, or who is designated by the Chief Executive Officer of Energizer Holdings, Inc. as eligible to participate in this Plan as a retiree.
                              II .     ELIGIBILITY
     Employees  eligible  for  coverage  under  this  Plan  consists  of:
     (a) Principal Corporate Officers of Energizer Holdings, Inc. or an Affiliated Company: Chairman of the Board, Chief Executive Officers, President, any Vice President, Secretary, Treasurer; Chairmen of the Board, Chief Executive Officers, Presidents and Corporate Vice Presidents of CBC, EBC, PTI and any other controlled affiliates designated by the Benefits Policy Board;
     (b) Vice Presidents of administrative or operating divisions of the Company or an Affiliated Company; any other person designated by the Chief Executive Officer of the Company;
     (c) if presently employed by the Company or an Affiliated Company, former Vice Presidents of administrative and operating divisions of the Company or an Affiliated Company, and former Chairmen of the Board, Chief Executive Officers, Presidents and Corporate Vice Presidents of a participating Affiliated Company.
     Employees described in (a), (b), or (c) above must participate in an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan or Well-Med Plan or, if a CBC executive, the CIGNA Plan as a prerequisite for Plan participation.
     In addition, individuals employed by a foreign affiliate of the Company or an Affiliated Company who are not U.S. citizens and who are designated as participants  in  this  Plan  must  be  covered by the available overseas health coverage or an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive or Well-Med Plan as a prerequisite for Plan participation.
                             III .     CONTRIBUTIONS
     Active  Employees  are  not  required  to  pay contributions for their Plan coverage or that of their dependents. However, they are required to pay contributions for an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive, Well-Med and CIGNA coverage.
     Retirees must contribute either the rate being charged for high option retiree coverage under an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan High option, the rate for Well-Med, or the CIGNA retiree coverage if they participate in the Plan but are ineligible to participate in an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan or CIGNA Plan. (Contact the Committee for current rates.)
     The surviving spouse of an executive who dies prior to retirement must pay premiums equal to those being charged to active Employees participating in an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, or CIGNA Plan until the date on which the deceased executive would have been 65 years old. A surviving dependent child who continues to meet the eligibility requirements for this Plan is also subject to those same contribution requirements.
                       IV .     EFFECTIVE DATE OF COVERAGE
     The coverage of an Employee and his/her eligible dependent(s) will become effective on the Employee's entry or re-entry date into an eligible class.
                            V .     BENEFITS PAYABLE
     The benefits payable under this Plan are the covered expenses incurred for medical, dental and vision care expenses defined in Section 213(e) of the Internal Revenue Code of 1986, as amended and in Internal Revenue Service Regulation 1.213-1 as amended.
     Examples of expenses which may be considered covered expenses are expenses incurred for the following medical, dental or vision care, services and supplies:
   Ambulance        Artificial  limbs
   Chiropodists        Chiropractors
   Crutches        Diagnostic  services
   Doctors        Hospital  Care  -  room  and  board
   Laboratory  services        Prescription  drugs
   Nurses - services rendered by a Registered Nurse, Licensed Practical Nurse, or a Practical Nurse if an RN or LPN is not available (including nurses' room and board paid by the Employee)
   Osteopaths        Physicians
   Podiatrists        Psychiatrists
   Special  medical  equipment        Surgeons
   Special  food  or  beverages  prescribed  for  the  treatment  of  an illness
Therapy
   Eye  care        X-ray  services
   Guide  dogs  for  the  blind  and  deaf        Dental  care
   Transportation  expenses  for  medical  care        Psychologists

     Claims for expenses incurred in making a capital expenditure or improvement to real estate must be approved by the Company in advance of such expenditure.
          VI .     MAXIMUM BENEFIT FOR AN ACTIVE EMPLOYEE'S FAMILY UNIT
6.1 The maximum calendar-year benefit payable to an active Employee, his/her spouse and his/her dependents from the Plan is $50,000 for the family unit as a whole. The maximum calendar-year benefit payable to his/her divorced spouse and his/her dependents from the Plan is $25,000 for the family unit as a whole.
6.2 A surviving spouse and/or dependents of an active executive who meet the criteria under Section (I)(C)(4) will be entitled to coverage limits equal to those provided in an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, or CIGNA Plan in addition to the annual maximum coverage limits affected in this Plan.
         VII .     MAXIMUM BENEFIT FOR A RETIRED EMPLOYEE'S FAMILY UNIT
7.1 The maximum calendar-year benefit payable to a retired Employee and his/her surviving dependents is $50,000 for the family unit as a whole. This maximum calendar-year benefit is in addition to the $750,000 lifetime maximum from the underlying coverage of an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan or Well-Med Plan for retirees and the lifetime maximum for CIGNA retiree coverage. Executives who are eligible for an
     Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, or CIGNA Plan retiree coverage must participate in order to receive retiree benefits from the Plan. They must enroll in either the High option or Well Med option coverage; they cannot enroll for Low Option.
7.2 A retiree who is ineligible for an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan or CIGNA Plan but who participates in this Plan, is eligible for a $1,000,000 lifetime benefit for all covered medical expenses. However, such a retiree is not eligible for the $50,000 calendar-year benefit after the $1,000,000 lifetime maximum has been exhausted. A $25,000 maximum calendar-year benefit will be payable to his/her divorced spouse(s) or dependent(s) other than a surviving spouse.
7.3 Individuals who retire from a foreign affiliate of the Company or an Affiliated Company who are not U.S. citizens are not eligible for retiree health under this Plan.
                              VIII .     EXCEPTIONS
     Benefits will not be payable under this Plan for expenses incurred for or in connection with:
8.1 Medical care, services and supplies for which no charge is made or for which the covered individual is not, in the absence of this coverage, legally obligated to pay.
8.2 Medical care, services and supplies which are furnished by a hospital or facility operated by or at the direction of the U.S. Government or any authorized agency thereof, or furnished at the expense of such Government or Agency, or by a doctor employed by such a hospital or facility, unless (1) the treatment is of an emergency nature, and (2) the insured individual is not entitled to such treatment without charge by reason of status as a veteran or otherwise.
8.3 Medical care, services or supplies to the extent that they are paid for, payable or furnished (1) pursuant to any plan or program administered by a National Government or Agency thereof or with funds received from taxation or contributions collected pursuant to legislation by a National Government, or (2) pursuant to any State Cash Sickness law or laws of a similar character, including any group insurance policy approved under such a law.
8.4 Blood or blood plasma for which the hospital or other supplier makes a refund or allowance to or on behalf of the covered individual either as a result of the operation of a group blood bank or otherwise, but only to the extent of the refund or allowance.
8.5 Sickness covered by Workers' Compensation law, occupational disease law, or laws of similar character, or injury arising out of or in the course of any occupation or employment for compensation, profit or gain.
8.6 Charges resulting from an injury, sickness, or pregnancy for which a covered individual received any medical care or services within the three month period immediately before becoming covered under this Plan until the earlier of:
(a) the end of a period of 12 consecutive months during which the covered individual has not received in connection with such injury, sickness, or condition any medical, surgical, hospital or nursing services or treatment of any kind or any drugs or medicine lawfully obtainable only upon prescription of a doctor; or
(b) the end of a period of 12 consecutive months during which the covered individual has been continuously covered under this Plan.
     The  following  charges  shall  not  be  subject  to  this  exception  F:
(1) charges for professional services and supplies related to care and treatment of teeth or nerves connected to teeth, and
(2) charges incurred by an individual who was covered under an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Plan or Well-Med Plan on the date immediately preceding the day his/her Plan coverage became effective under this Plan, to the extent that the requirements of exception F have been satisfied under an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan or Well-Med Plan.
8.7 Medical care, services and supplies to the extent that they are paid for or payable under an Energizer Holdings, Inc. HMO, the Energizer Holdings,
Inc.  Comprehensive  Health  Plan,  Well-Med  Plan,  or  CIGNA  Plan.
8.8     Use  of  a  Christian  Science  Practitioner.
8.9 Insurance premiums for hospitalization, medical, dental or vision care; or for pre-paid medical, dental or vision care. Included in this exclusion are premiums paid for participation in an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, or CIGNA Plan as either an active Employee or retiree.
8.10 Expenses subject to the "At Risk" and "Under the Influence" copayment provisions for the Executives who choose the Well-Med Plan.
                    IX .     TERMINATION OF EMPLOYEE COVERAGE
     The coverage of each Employee will terminate on the earlier of the following dates:
9.1     The  date  the  Employee  ceases  to  be  eligible  for  coverage.
9.2     The  date  of  termination  of  this  Plan.
                      X .     COVERAGE OF RETIRED EMPLOYEES
     The  coverage  of  each  Retired Employee will continue upon payment of the required  premiums  after  the  Employee's  termination  if he or she is either:
10.1 age 55 with at least two years of service and leaves voluntarily or involuntarily, or
10.2 has a combination of age and years of service totaling at least 80 and leaves involuntarily, or
10.3     has  CEO  approval.
     An Employee shall not be eligible for retiree health coverage under this Plan if he or she terminates from the Company or an Affiliated Company by reason of a divestiture, spinoff or other disposition of a subsidiary, division or other business unit.
                   XI .     TERMINATION OF DEPENDENT COVERAGE
     The coverage of each dependent of an Employee terminates on the earliest of the following dates:
11.1 The date the Employee's coverage terminates except as noted in subsection C below for dependents of a deceased Employee.
11.2 The date a dependent ceases to qualify as eligible as defined in this Plan; provided that a covered unmarried child who (1) before the date he ceases to be eligible due to attaining age 19, becomes incapable of self-sustaining employment by reason of mental or physical handicap, and (2) is dependent upon the Employee for his principal support and maintenance, will not cease to qualify solely because of attained age while that dependent remains incapacitated and dependent provided initial proof of incapacity and dependency status submitted to the Company or an Affiliated Company at its home office, not more than 31 days after such dependent would cease to be eligible by reason of attained age.
11.3 With respect to the coverage of a former spouse of an Employee, or a surviving spouse, and surviving children of a deceased Employee who at the time of death had a minimum of two years of service, upon the earliest of the following: (1) the date a former spouse or surviving spouse remarries or dies, or (2) the 65th birthday of the former spouse, or (3) the date a former spouse becomes eligible for government-sponsored medical benefits. If a surviving spouse dies while a child is covered under this Plan, the child will remain eligible  as  long  as  he  or  she  qualifies  as  a  dependent.
     The insurance of a former spouse will not terminate upon termination of insurance of the Employee if at the time the divorce decree became final the
Employee  was  age  55  or  over  and  had  20  years  or  more  of  service.
11.4 With respect to a dependent who is a full-time, unmarried student, the earlier of (1) the end of a ninety-day period immediately following the date the dependent ceases to be enrolled as a student, or (2) the date the dependent becomes eligible under any other group medical plan or program.
                    XII .     CONTINUATION OF HEALTH COVERAGE
     (As  required by the Consolidated Omnibus Budget Reconciliation Act of 1985
- COBRA.) The Plan will allow continued health coverage for the covered Employee and the Employee's eligible family members, under certain circumstances.
     WHEN  DOES  THE  CONTINUATION  PROVISION  APPLY?
     The continuation provision applies when a covered Employee or an eligible family member experiences a situation - called a "qualifying event" - which would normally result in the loss of health coverage under the health plan for the covered Employee or the covered family member. In such a situation the covered Employee may elect to continue his/her present coverage for a specified period. Qualifying events include:
(a) the termination of the covered Employee's employment, either voluntary or involuntary (unless the covered Employee is discharged for gross misconduct);
(b)     a  reduction  in  the  covered  Employee's  work  hours.
     Also,  the  Employee's  covered  family  members may continue their present coverage  for  a  specified  period  in  the  event  of  the  Employee's:
(1)     death,
(2) termination of employment (for reasons other than the Employee's gross misconduct) or reduction in work hours,
(3)     divorce,
(4)     entitlement  to  Medicare,  or
(5) dependent child's ceasing to meet the definition of an eligible dependent under the health plan.
     HOW  MUCH  DOES  CONTINUED  COVERAGE  COST?
     The Employee is required to pay the Plan's full cost of continued coverage plus a 2% charge to cover the cost of administration. The Employee will be asked to pay for the coverage in monthly installments and his/her first payment must begin no later than 45 days after the date that he/she elects continued coverage. The Committee, St. Louis, can provide the Employee with current cost information.
     CAN  THE  EMPLOYEE  CONTINUE  FULL  HEALTH  COVERAGE?
     If the Employee chooses continued coverage the Employee and his/her covered dependents will be entitled to the same coverage the Employee and his/her covered dependents had the day prior to the qualifying event, and the Employee or his/her covered dependents will not be asked to furnish a statement of health. If the Employee or his/her dependents do not choose continued coverage, Plan coverage will end for the applicable participant on the day the qualifying event occurred.
     HOW  LONG  IS  COVERAGE  CONTINUED?
     Coverage may be continued for 18 months after the date of the qualifying event in the case of termination of employment or reduction of hours, and 29 or 36 months for all other events listed. If a covered family member becomes entitled to continued coverage because of termination of the Employee's employment or reduction in the Employee's hours and a covered family member then experiences another of the events which would entitle such person to continued coverage, he or she may extend the 18-month continuation period to 36 months from the date of the event that first made him or her eligible for continued coverage. At the end of the 18-month or 36-month continuation period, the Employee will be given the option to enroll in an individual conversion medical plan provided by General American Life Insurance Company.
     Coverage  may be terminated earlier than the above dates for an individual:
(a) who becomes covered under another group health plan as an Employee or otherwise, unless a pre-existing condition is not covered by the new plan;
(b)     who  becomes  eligible  for  Medicare;
(c)     who  fails  to  make  a  required  premium  payment;  or
(d)     whose  Company or an Affiliated Company ceases to provide a group health plan.
     The Employee must notify the Committee, St. Louis, upon the occurrence of events (a) or (b) above.
     WHAT  IF  THE  EMPLOYEE  BECOME  ENTITLED  TO  MEDICARE?
     If the Employee becomes entitled to Medicare, regardless of whether this results in loss of the Employee's coverage under the Plan, the Employee's spouse and dependents who are entitled to continued coverage are eligible for a continuation period of not shorter that 36 months from the date the Employee becomes entitled to Medicare. This continuation period is measured from the time the Employee is entitled to Medicare, not from the time his/her spouse and dependent loses coverage. The total continuation period for the Employee's spouse and dependents may actually exceed 36 months, depending on when the Employee becomes entitled to Medicare.
     ARE THERE ANY OTHER SITUATIONS THAT WOULD ALLOW FOR EXTENDED COVERAGE? If the Employee, his/her spouse or dependents lose coverage because of termination of the Employee's employment or reduction of hours and if the Employee or a dependent as determined under Title II or XVI of the Social Security Act to have been disabled at that time, then the disabled person may extend the continued coverage period for 11 additional months, provided:
     A notice of a Social Security determination is given to the Plan Administrator before the end of the initial 18-month period and within 60 days after the date of such determination.
     The Plan may require payments of up to 150 percent of the applicable cost for providing the coverage for these 11 additional months.
     NOTE:     The Plan provides for continued coverage for up to 29 months if a
     ----
participant  becomes  disabled,  as  defined  in  the  Plan.
     WHAT  MUST  I  DO  TO  OBTAIN  CONTINUED  COVERAGE?
     Both the Employee and the Company or the Affiliated Company have responsibilities when certain events occur which qualify the Employee for continued coverage.
     The Employee or the Employee's eligible family members must notify the Committee immediately in the event of:
     Divorce
     Cessation  of  dependent  child  coverage
     The Committee will notify any eligible family members who are affected by the event of their right to elect continued coverage.
     The Employee or the Employee's eligible family members will be notified of the right to elect continued coverage within 14 days in the event of:
     Termination  of  employment
     Reduction  in  hours
     The  Employee's  death
     The  Employee's  entitlement  to  Medicare
     The Employee or the Employee's eligible family members will have a 60-day period during which continued coverage may be elected. The 60-day period begins on the later of (1) the date the Employee's coverage terminates by reason of the qualifying event, or (2) the date the Employee or the Employee's eligible family members were notified of the right to elect continued coverage. Please note:
The Employee is not eligible for continuation of coverage if the Employee remains covered by another group health plan upon termination of coverage in the Plan.
     ADDITIONAL  INFORMATION
     If the Employee has any questions or need further information about the continued coverage provision he/she should contact COBRA Administrator, Committee, St. Louis, MO 63164.
     Also, if the Employee has changed marital status, or if the Employee or his/her spouse has a change of address, the Committee should be notified.
         XIII .     EXTENDED MEDICAL BENEFIT ON TERMINATION OF COVERAGE
     If an individual is disabled on the date his/her coverage under the Plan is terminated for any reason, benefits will be payable subject to the applicable maximum and other provisions and exceptions of the Plan for covered expenses incurred as a result of the injury or sickness causing such disability provided that:
13.1 In no event shall benefits be payable for charges for health care, services or supplies rendered or received more than 24 months after the date such termination occurs.
13.2 He/she remains continuously disabled from the same cause until the date the health care, service or supply is rendered or received.
13.3 He/she does not become covered under any other group policy or plan, including any group basis service or prepayment plan, which entitles him/her to receive benefits for the injury or sickness causing the disability.
                           XIV .     TAX CONSEQUENCES
     Benefits provided under this Plan are not taxable as ordinary income under current tax laws.
     Please note that the tax laws change frequently. The Employee will be advised if a tax law change has any effect on the Employee's Plan coverage.
                 XV .     MODIFICATION, TERMINATION OF COVERAGE
     The Company may amend the provisions or terminate the Plan at any time, subject to the following restrictions:
15.1 The nature and scope of coverage for any actively employed executive covered by this Plan will not be reduced or terminated unless coverage is reduced  or  terminated  for  the  entire  class  of  covered  executives.
15.2 The nature and scope of coverage for retired executives and their dependents covered by this Plan will not be changed to their detriment unless mandated by law.
15.3     The  Company  reserves  the  right to assign its rights and obligations under  this  Plan  to  a  third  party.
                            XVI .     FILING A CLAIM
     Claim forms for the Plan should be submitted along with itemized bills to the Committee, St. Louis. The Committee will honor an assignment to the treating physician, hospital, etc., of all benefits paid through an Energizer Holdings, Inc. HMO, the Energizer Holdings, Inc. Comprehensive Health Plan, Well-Med Plan, or CIGNA Plan but all payments made through the Plan will be to the Employee.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the _____ day of ______________________, 2000.

     ENERGIZER  HOLDINGS,  INC.



     By:


     Title: